UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 21, 2010

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On December 21, 2010, Movado Group, Inc. (the “Company”) entered into an amendment dated as of December 6, 2010 (the “Second Amendment”) to its license agreement dated as of November 18, 2005 (as previously amended, the “License Agreement”) with L.C. Licensing, Inc. (“Licensor”) pursuant to which Licensor agreed to license to the Company certain intellectual property, including the trademark JUICY COUTURE and related marks. The Second Amendment changes the base sales amount for calendar year 2011 set forth on Schedule 3.3(g) of the License Agreement which provides that the Company shall achieve Net Sales (as defined in the License Agreement) each year in an amount equal to the greater of (i) the base sales amount specified for such year and (ii) an amount equal to a specified percentage of the actual Net Sales achieved in the prior year. The Second Amendment also changes the base royalty amount for calendar year 2011 set forth on Schedule 8.2 of the License Agreement which provides that the Company shall pay a minimum royalty each year in an amount equal to the greater of (i) the base royalty amount for such year and (ii) an amount equal to a specified percentage of the actual royalties payable with respect to Net Sales in the prior year.

The Company intends to file the Second Amendment as an exhibit to its next periodic report and will seek confidential treatment of certain terms of the Second Amendment at such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2010
MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: General Counsel